    As filed with the Securities and Exchange Commission on January 11, 2005

                                             REGISTRATION STATEMENT NO. 333-____


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                  MEDWAVE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                   41-1493458
     (State of Incorporation)            (I.R.S. Employer Identification Number)

                          435 NEWBURY STREET, SUITE 206
                          DANVERS, MASSACHUSETTS 01923
                                 (978) 762-8999
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

            MEDWAVE, INC. 2004 AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full Title of the Plan)

                            -------------------------

                               TIMOTHY J. O'MALLEY
                      Chief Executive Officer and President
                                  Medwave, Inc.
                          435 Newbury Street, Suite 206
                          Danvers, Massachusetts 01923
                                 (978) 762-8999
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                          ----------------------------

                                 With a copy to:
                             RAYMOND C. ZEMLIN, P.C.
                               Goodwin Procter LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
Title of Each Class of                             Proposed Maximum       Proposed Maximum
   Securities To Be              Amount to be     Offering Price Per     Aggregate Offering         Amount of
      Registered                Registered (1)        Share (2)              Price (2)           Registration Fee
----------------------------------------------------------------------------------------------------------------------------
MEDWAVE, INC. 2004 AMENDED      753,800 shares          $ 4.76             $ 3,588,088.00            $ 423.00
AND RESTATED STOCK OPTION
PLAN
Common Stock, par value
$.01 per share
============================================================================================================================

(1) This registration statement also relates to such additional number of shares available for issuance under the plan as may be required pursuant to the plan in the event of a stock dividend, stock split, recapitalization or other similar event, or as otherwise provided for in the plan.

(2) This estimate is based on the average of the high and low sales prices on the Nasdaq SmallCap Market of the Common Stock of Medwave, Inc. on January 5, 2005 pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee.

(3) This Registration Statement also relates to rights to purchase shares of Common Stock of the Registrant which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant's Shareholder Rights Agreement dated as of September 29, 2003. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificate for the Common Stock and will be transferred with and only with such Common Stock. Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for Common Stock.

         Pursuant to General Instruction E to Form S-8, Medwave, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on: (i) August 15, 2003 (File No. 333-59675) and (ii) July 23, 1998 (File No. 333-59675). This Registration
Statement is being filed to register an additional 753,800 shares of the Registrant's common stock, par value $.01 per share, subject to issuance under the Registrant's 2004 Amended and Restated Stock Option Plan (the "Plan").

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Danvers, Commonwealth of Massachusetts, on January 11, 2005.

         MEDWAVE, INC.


         By:        /s/ Timothy J. O'Malley
                  --------------------------------------------
                  Timothy J. O'Malley
                  Chief Executive Officer and President



                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated, each of whom also constitutes and appoints Timothy J. O'Malley and William D. Corneliuson, each as his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same and all exhibits thereto and any other documents in connection therewith with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

SIGNATURE                           CAPACITY                                            DATE
---------------------------         ------------------------------------------          ----------------
/s/ Timothy J. O'Malley             President, Chief Executive Officer,                 January 11, 2005
---------------------------         Chief Financial Officer and Director
Timothy J. O'Malley                 (Principal Executive Officer and Principal
                                    Accounting Officer)

/s/ William D. Corneliuson          Director                                            January 11, 2005
---------------------------
William D. Corneliuson

/s/ Frank A. Katarow                Director                                            January 11, 2005
---------------------------
Frank A. Katarow

/s/ John L. Miclot                  Director                                            January 11, 2004
---------------------------
John L. Miclot

/s/ Solomon Aronson                 Director                                            January 11, 2005
---------------------------
Solomon Aronson

                                  EXHIBIT INDEX


Exhibit No.                Description
-----------    -----------------------------------------------------------------
4.1            Certificate of Incorporation (incorporated herein by reference to exhibit 4.1 of the Company's Registration Statement on Form S-3
               (File No. 333-65010) as filed with the Securities and Exchange
               Commission on August 15, 2003).

4.2 Bylaws (incorporated herein by reference to exhibit 4.3 of the Company's Registration Statement on Form S-3 (File No. 333-65010) as filed with the Securities and Exchange Commission on August
               15, 2003).

4.3            Medwave, Inc. 2004 Amended and Restated Stock Option Plan
               (incorporated herein by reference to Appendix A of Schedule 14A
               (File No. 000-28010) as filed with the Securities and Exchange
               Commission on March 9, 2004).

5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

23.1           Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2           Consent of BDO Seidman LLP.

23.3           Consent of Ernst & Young LLP.

24.1           Powers of Attorney (included on the signature page hereto).